SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2009

CHINA VOICE HOLDING CORP.

(Exact name of registrant as specified in its charter)

                                Nevada                                                          000-53366                                                                   16-1680725

                            (State or other jurisdiction                                                  (Commission                                                                (I.R.S. Employer

                                of incorporation)                                                         File Number)                                                                Identification No.)

327 Plaza Real, Suite 319, Boca Raton, Florida 33432
(Address of principal executive offices) (Zip Code)

(561) 394-2482
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2009, Registrant and Flint Telecom Group, Inc. (“Flint”) entered into two amendments: 1) the First Amendment to the Agreement and Plan of Merger by and among Flint, Flint Acquisition Corps. (A-E), each a wholly owned subsidiary of Flint, China Voice Holding Corp. (“Registrant”), and CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House Inc. (of Florida), and Phone House, Inc. (of California), each a wholly-owned subsidiary of Registrant (and together, the “Targets”) dated January 29, 2009 (the “Merger Agreement”), and 2) the First Amendment to the Stock Purchase Agreement by and among Flint and Registrant dated January 29, 2009 (the “Stock Purchase Agreement”), whereby the consideration to be paid under these agreements is modified as follows:

1.
The First Amendment to the Merger Agreement modifies the Merger Agreement such that all shares of the Targets’ Common Stock are converted into the right to receive a cash payment, paid to Registrant at the Closing Date equal to $500,000.00 and $200,000 paid on March 16, 2009.  In addition to the aforementioned amounts already paid, Flint shall issue to Registrant 800,000 shares ($800,000 issue price) of Series C preferred stock, redeemable through the following payment schedule: $275,000 in May 2009, with the remaining $525,000 redeemable in five equal monthly installment payments of $105,000 each, starting on July 15, 2009. Alternatively, should Flint close on new funding from a third party, the remaining $525,000 shall be redeemed through one lump sum payment, up to a maximum of twenty five percent (25%) of whatever net amount Flint actually receives.

Additionally, effective March 16, 2009 the parties agreed to omit the Targets’ future minimum revenue targets and Flint’s right of offset; Flint therefore released to Registrant the 6,300,000 shares of restricted common stock that were being held in escrow pursuant to the Merger Agreement.

2.
The First Amendment to the Stock Purchase Agreement modifies the Stock Purchase Agreement such that Flint shall pay to Registrant $500,000 by no later than April 30, 2009.  Additionally, Flint shall issue to Registrant 1,000,000 shares ($1,000,000 issue price) of Series C preferred stock, redeemable through the following payment schedule: $275,000 in May  2009, with the remaining $725,000 redeemable in five equal monthly installment payments of $145,000 each, starting on July 15, 2009.  Alternatively, should Flint close on new funding from a third party, the remaining $725,000 shall be redeemed through one lump sum payment, up to a maximum of twenty five percent (25%) of whatever net amount Flint actually receives.

Additionally, Flint and Registrant entered into a security agreement (the “Security Agreement”) whereby the obligation to redeem the preferred stock issued to Registrant is secured by the capital stock of the Targets. Notwithstanding, Registrant agreed to subordinate its security interest in the Targets to any future third party funding closed by Flint, as required by Flint and approved by Registrant, such approval not to be unreasonably withheld.

Flint and Registrant also executed a First Amendment to the Promissory Note issued to Registrant on January 29, 2009 (the “Note”), whereby Flint and Registrant agreed to add the following language to the end of Section 2(a) of the Note:

“A portion equal to one million dollars (USD$1,000,000) of the balance due on the Note shall be paid by Maker [Flint] through a payment of seven hundred twenty one thousand pound sterling (GBP£721,000) on or before December 31, 2010, regardless of whether the U.S. dollar strengthens or weakens in relation to the GBP pound sterling during the term of the Note and whether there is therefore a foreign currency translation gain or loss for either party.”

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The foregoing descriptions of the First Amendment to the Merger Agreement, the First Amendment to the Stock Purchase Agreement, the First Amendment to the Promissory Note and the Security Agreement are qualified in their entirety by reference to the full text of those agreements, which are attached hereto as Exhibits 2.2, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

ITEM 9.                      FINANCIAL STATEMENTS AND EXHIBITS.

(a)            Not applicable.

(b)           Not applicable.

(c)           Exhibits.  The following exhibits are filed with this report:

Exhibit Number	Description

2.2
First Amendment to the Agreement and Plan of Merger by and among Flint, Flint Acquisition Corps. (A-E), each a wholly owned subsidiary of Flint, REGISTRANT, CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House Inc. (of Florida) and Phone House, Inc. (of California) dated April 24, 2009.

4.2	First Amendment to the Stock Purchase Agreement by and among China Voice Holding Corp. and Flint Telecom Group, Inc. dated April 24, 2009.
4.3	First Amendment to the Promissory note issued from Flint Telecom Group, Inc. to China Voice Holding Corp. dated March 16, 2009.
4.4	Security Agreement by and among Flint Telecom Group, Inc. and China Voice Holding Corp. dated April 24, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:           April 30, 2009

CHINA VOICE HOLDING CORP.

By:           /s/  Bill Burbank_____

Bill Burbank, President and Chief Executive Officer

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